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                                                                    Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Gen-Probe Incorporated (the "Company") on Form 10-Q for the fiscal quarter ended March 31, 2004 (the "Report"), as filed with the Securities and Exchange Commission on or about the date hereof, I, Henry L. Nordhoff, President and Chief Executive Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

         (i) the Report fully complies with the requirements of Section 13(a) and Section 15(d) of the Securities Exchange Act of 1934, as amended; and

         (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report and results of operations of the Company for the period covered by the Report.

DATE: May 10, 2004                          By:   /s/ Henry L. Nordhoff
                                                 -------------------------------
                                                 Henry L. Nordhoff
                                                 Chairman, President and Chief
                                                 Executive Officer

This certification shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.